Exhibit 99.1

News Release

Date: July 25, 2008 Nalco Reaches Agreement To Sell Finishing Technologies Unit To Rockwood Holdings	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com Media Contact: Charlie Pajor 630 305 1556 cpajor@nalco.com Investor Contact: Mike Bushman 630 305 1025 mbushman@nalco.com

(Naperville, Ill.) Nalco Company (NYSE:NLC), the leading global provider of integrated water treatment and process improvement services, chemicals and equipment programs for industrial and institutional applications, today announced that it has signed a definitive agreement to sell its Finishing Technologies surface treatment business to Rockwood Holdings for $75 million.

“This is a good deal for Nalco, Rockwood and employees and customers of the combined surface treatment businesses. Rockwood gains a business with strong people and solid technology that they can better leverage because of their market presence in the surface treatment industry. Nalco sharpens its focus on markets in which we have clear leadership positions with the best opportunities for success,” noted Nalco Chairman, President and Chief Executive Officer J. Erik Fyrwald.

A plant in Jackson, Michigan dedicated to the Finishing Technologies business is included in the sale, along with dedicated Finishing Technologies sales, service, marketing, research and supply chain employees. The transaction is expected to close prior to the end of the third quarter, following regulatory approval.

About Nalco

Nalco is the world’s leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. More than 11,500 Nalco employees operate in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2007, Nalco achieved sales of more than $3.9 billion. For more information visit www.nalco.com.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or  value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.